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                                                                    EXHIBIT 15.1


Cross Timbers Oil Company:

We are aware that Cross Timbers Oil Company has incorporated by reference in its Registration Statements No. 33-64274, No. 33-65238 and No. 33-81766 on Form S-8 its Form 10-Q for the quarter ended June 30, 1996, which includes our report dated July 26, 1996, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


ARTHUR ANDERSEN LLP

Fort Worth, Texas
August 12, 1996


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